SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 6, 2004

WESTECH CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-29235	13-3577716

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Via Fortuna, Suite 400
Austin, Texas 78746
(Address of principal executive offices including Zip Code)

(512) 306-8222

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

     On October 6, 2004, the Registrant dismissed its independent public accountants, Ernst & Young LLP (“E&Y”), and on October 6, 2004 the Registrant engaged Helin, Donovan, Trubee & Wilkinson, LLP (“HD”) to serve as the Registrant’s independent public accountants to audit its financial statements for the fiscal year ended December 31, 2004. The decision to dismiss E&Y and engage HD was made by the Registrant’s Audit Committee.

     E&Y’s audit report on the Registrant’s consolidated financial statements as of and for the fiscal year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Registrant’s fiscal year ended December 31, 2003, and the subsequent interim period through October 6, 2004, there were no disagreements between the Registrant and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report.

     During the Registrant’s fiscal year ended December 31, 2003, and the subsequent interim period through October 6, 2004, none of the reportable events described under Item 304(a)(1)(v) of Securities and Exchange Commission’s Regulation S-K occurred.

     During the Registrant’s fiscal year ended December 31, 2003, and the subsequent interim period through October 6, 2004, the date on which HD was engaged, the Registrant did not consult with HD regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Securities and Exchange Commission’s Regulation S-K.

     The Registrant provided E&Y with a copy of the above disclosure. A letter from E&Y, dated October 6, 2004, stating its agreement with the statements concerning E&Y is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits.

     (c) Exhibits

Exhibit No.	Description of Exhibit

99.1	Letter from Ernst & Young LLP regarding change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTECH CAPITAL CORP. (Registrant)

Dated: October 7, 2004	By:	/s/ JOHN F. GARBER

	Name:	John F. Garber
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Letter from Ernst & Young LLP regarding change in certifying accountant